SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event report): May 10, 2001


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)

                        Commission File Number - 0-15087


              NEVADA                                          93-0926999
(State of other Jurisdiction                             (IRS Employer ID No.)
       of Incorporation)

 2777 HEARTLAND DRIVE, CORALVILLE, IOWA                          52241
(Address of Principal Executive Offices)                       (Zip Code)



        Registrant's Telephone Number (including area code): 319-545-2728

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ITEM 5.  Other Events.


     On May 10, 2001, the Board of Directors of Heartland Express, Inc. (the "Company") declared a 25% stock dividend. In the amount of 6,341,645 shares of common stock, par value $0.01, to be distributed to stockholders of record on May 21, 2001, prorated to stock ownership, with 0.25 share issued for each share owned on the record date. Fractional shares will be settled by payment of cash in lieu of issuance of shares.

     The stock issued pursuant to this dividend is a new issue of 6,341,645 shares. The Company's retained earnings will be reduced by $63,416.45 with a corresponding increase of capital stock outstanding of $63,416.45. The dividend issue will increase the total number of the Company's issued and outstanding shares from 25,366,582 to 31,708,227.

     The purpose of the stock dividend is to increase liquidity for stockholders of the Company.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    HEARTLAND EXPRESS, INC.

Date: May 11, 2001                                  BY: /s/ John P. Cosaert
                                                          JOHN P. COSAERT
                                                           Vice-President
                                                       Finance and Treasurer